EXHIBIT No. 10.92 (2)

AMENDMENT No. 2 TO
TERMINATION, PURCHASE and ROYALTY AGREEMENT

     This AMENDMENT effective as of September 30, 1998, to the TERMINATION, PURCHASE AND ROYALTY AGREEMENT, dated the 24th day of December, 1992 and as amended the 29th day of December 1995, by and between MEDIMMUNE, INC. (previously Molecular Vaccines, Inc.) ("MEDIMMUNE"), a corporation organized under the laws of the State of Delaware, having its principal place of business at 35 West Watkins Mill Road, Gaithersburg, MD 20878 and CONNAUGHT TECHNOLOGY CORPORATION ("CTC"), a corporation organized under the laws of the State of Delaware, having its principal place of business at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, CONNAUGHT LABORATORIES, INC. ("CLI"), a corporation organized under the laws of the State of Delaware, having its principal place of business at P.O. Box 187, Route 611, Swiftwater, Pennsylvania 18370, CONNAUGHT LABORATORIES LIMITED ("CLL"), a corporation organized under the laws of the Province of Ontario, Canada, having its principal place of business at 1755 Steeles Avenue West, Willowdale, Ontario, M2R 3T4 Canada, and PASTEUR MERIEUX SERUMS et VACCINES S.A. ("PMsv"), a corporation organized under the laws of France, having its principal place of business in Lyon, France (CTC, CLI, CLL and PMsv being referred to individually and collectively as "PMC").

W I T N E S S E T H:

     WHEREAS, MEDIMMUNE and PMC entered into the Termination, Purchase and Royalty Agreement dated December 24, 1992 (the "Agreement"), as amended effective December 29, 1995, with respect to cytomegalovirus hyperimmune globulin ("CMV Product"); and
     WHEREAS, MEDIMMUNE wishes to further amend such Agreement to extend the term of the filling and packaging of the CMV Product by PMC for MEDIMMUNE and PMC wishes to provide such filling and packaging services under the terms provided herein; and
     WHEREAS, in consideration of this extended relationship, PMC is willing to modify its filling and packaging facilities to accommodate the continued filling and packaging of the CMV Product.

     NOW, THEREFORE, in consideration of the respective covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree with each other as follows:
      1. Except as amended herein all capitalized terms have the same meaning as in the Agreement, as previously amended.

     2.   Add the following Section 2.11 to Article II of the Agreement:
          "2.11     In recognition of the extension of the term of the Agreement and the modifications needed to permit the filling and packaging of CMV Product and PMC's products on the same filling line, MEDIMMUNE hereby agrees to pay for any required change parts to the PMC filling line that will be used for the CMV Product. The cost for such change parts to the filling line will not exceed fifteen thousand dollars ($15,000). In the event CLI determines that a new incubator is required solely to support the filling and packaging of CMV Product at the CLI facility, MEDIMMUNE hereby agrees to purchase or lease such incubator and pay for the installation thereof. The cost of the new incubator and its installation, if needed, shall be thirty thousand dollars ($30,000) to forty thousand dollars ($40,000). CLI shall provide copies of all third party invoices it pays on behalf of MEDIMMUNE, for which it seeks reimbursement from MEDIMMUNE and shall submit to MEDIMMUNE an itemized invoice for all services related to installation of the incubator performed by CLI on behalf of MEDIMMUNE. Upon termination of this Agreement, MEDIMMUNE may take possession of the incubator, by paying for (i) its removal from PMC's facility, in accordance with PMC's reasonable direction, and (ii) its shipping costs to a destination of MEDIMMUNE's choosing."

     3.   Amend Section 5.09 (a) of the Agreement as follows:
          a) In the first sentence, change "December 31, 1998" to "June 30, 2000"; and
          b) Delete the last two (2) sentences in their entirety and substitute in their place the following:
"MEDIMMUNE shall use CLI to fill, package and ship one hundred percent (100%) of MEDIMMUNE's requirements for the CMV Product until June 30, 2000. CLI agrees to fill, package and ship the CMV Product to meet such requirements of MEDIMMUNE."



     4.   Amend Section 5.09 (b) of the Agreement by adding a new paragraph following paragraph (ii) and before the last sentence as follows:

"(iii)    For Product delivered on or after October 1, 1998 and during 1999, a price equal to (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) per vial of CMV

Product for both 1.0 and 2.5 gram vials; provided, however, that any overtime costs or other incremental costs incurred by CLI to fill, package and ship the

CMV Product for expedited delivery to MEDIMMUNE, at MEDIMMUNE's request, shall be borne by MEDIMMUNE.  Such price may be increased by PMC effective January 1,

2000 by the most recent increase in the annual U.S. Producer Price Index."


     5.   Amend Section 5.09 (f) of the Agreement:
          a) In the second sentence, change "December 31, 1998" to "June 30, 2000"; and
          b) Delete the third and fourth sentences in their entirety and substitute in their place the following:
     "CLI shall not be required to deliver Product to MEDIMMUNE earlier than sixty (60) days after the date of CLI's receipt of Bulk Product from which such CMV Product is to be made; provided, however, that CLI shall use reasonable efforts to deliver CMV Product more promptly at MEDIMMUNE's reasonable request. It is agreed hereby that any delays in the installation, validation and approval for use of the incubator and filling line change parts referenced in Section
2.11 hereof, shall not compromise CLI's delivery requirements for Product under this Agreement."

     6.   Amend Section 5.09 (l) of the Agreement as follows:
          In the first sentence, change "six (6)" to "seven (7)".

     7. Amend Section 5.09 (m) of the Agreement by deleting it in its entirety and substituting in its place the following:
     "(m) In the event that as of June 30, 2000, MEDIMMUNE has not provided CLI with orders to fill and package the "Minimum Amount of Vials" of Product, then MEDIMMUNE shall pay to CLI an amount equal to the difference between the "Minimum Amount of Vials" and the number of vials of Product ordered by MEDIMMUNE from CLI multiplied by (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) of the per vial price in effect during 2000, which amount shall be paid by MEDIMMUNE no later than August 31, 2000. The "Minimum Amount of Vials" is equal to (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) vials, including all vials of Product delivered to MEDIMMUNE by PMC since the beginning of deliveries under this Agreement in 1996. It is agreed that the (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED) per vial penalty for any shortfall from the previous "Minimum Amount of Vials" under the December 29, 1995 Amendment is hereby waived."

     8.   Add a new Section 5.09 (n) as follows:
     "(n) The parties hereby agree that, in order to assist MEDIMMUNE with a transition to its own manufacturing of Bulk Product, CLI will fill and label three consistency lots of CMV Product (a total of approximately thirteen thousand five hundred (13,500) vials) from Bulk Product manufactured in MEDIMMUNE's new Frederick, MD facility and will cooperate with MEDIMMUNE to prepare the required documentation for regulatory review purposes. MEDIMMUNE shall notify CLI of the availability of such Bulk Product on a timely basis, and the actual timing of the filling of such consistency lots shall be as reasonably
determined by CLI.   The price per vial paid by MEDIMMUNE to CLI for such
consistency lots shall be (CONFIDENTIAL TREATMENT HAS BEEN REQUESTED). The quantity of such consistency lot vials shall not be included in the "Minimum Amount of Vials". In the event, following regulatory approval for marketing, that MEDIMMUNE desires Bulk Product from its Frederick, MD facility to be filled by CLI after the June 30, 2000 termination of this AMENDMENT, CLI agrees to negotiate in good faith an additional extension to the Agreement."

     9. Each party represents and warrants that it has the power and authority to execute, deliver and perform its obligations under this Amendment, and that neither the execution nor delivery of this Amendment nor the performance of its obligations hereunder will constitute a breach of the terms or provisions of any contract or violate the rights of any third party.

     10. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such jurisdiction.

     11. This Amendment may be executed in one or more counterparts (including facsimiles), each of which shall for the purposes be deemed to be an original and all of which when taken together shall constitute the same instrument.

     12. The Agreement is amended as provided herein as of the effective date of this amendment. Except as amended herein, the Agreement remains unchanged and in full force and effect. This Second Amendment, the First Amendment and the Agreement constitute the entire understanding between the parties and supersede all prior understandings and agreements regarding the subject matter of this Second Amendment, the First Amendment and the Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this AMENDMENT to be executed on its behalf effective as of the date first above written.


MEDIMMUNE, INC.

By: /s/ David M. Mott

Title:  Vice Chairman and Chief Financial Officer


CONNAUGHT TECHNOLOGY CORPORATION
By: /s/ Michael Ducas

Title:  Secretary


CONNAUGHT LABORATORIES, INC.
By:       /s/ David Williams

Title:  President and Chief Executive Officer


CONNAUGHT LABORATORIES LIMITED
By:       /s/ David Williams

Title:  President and Chief Operating Officer


PASTEUR MERIEUX SERUMS et VACCINS S.A.
By:       /s/ Paul Kirkconnell

Title:  Corporate Vice President, Business Development